EXHIBIT 99.1

Success Entertainment Group International to Host Webcast Live at VirtualInvestorConferences.com on August 6, 2020

Individual and Institutional Investors, as well as Advisors and Analysts, are cordially invited to attend real-time, interactive presentations on VirtualInvestorConferences.com

Tulsa, Oklahoma--(-Newsfile Corp.–July 30, 2020-)--Success Entertainment Group International, Inc. (OTCQB: SEGN) (the “Company,” “Renavotio, Inc.” or “SEGN”), today announced that Billy Robinson, Chief Executive Officer, will present live at VirtualInvestorConferences.com on August 6, 2020.

DATE: Thursday, August 6, 2020

TIME: 9:30 AM EST

LINK: https://tinyurl.com/Aug6VICPR

The conference will be a live, interactive, online event where investors are invited to ask the Company questions in real-time. If attendees are not able to join the event live on the day of the conference, an archived webcast will also be made available after the event.

It is recommended that investors preregister and run the online system check in order to expedite participation and receive event updates.

Learn more about the event at www.virtualinvestorconferences.com.

ABOUT RENAVOTIO, INC. (RI), FORMERLY SUCCESS ENTERTAINMENT GROUP, INC.

Renavotio, Inc. (“RI”) is focused on infrastructure opportunities including Medical, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. RI initial targets and recent medical protective gear are infrastructure companies with utility construction, consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. Its wholly owned subsidiary, Utility Management Corp. (“UMC”), a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. One subsidiary, Utility Management & Construction, LLC (UMCCO), is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial and municipal end users.  UMCCO’s unique approach creates immediate bottom line savings for clients, by providing the engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, LLC, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals.

1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain "forward-looking statements" under applicable US securities legislation. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: general business, economic, competitive, political and social uncertainties; delay or failure to receive board, shareholder or regulatory approvals, where applicable and the state of the capital markets. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact:

Success Entertainment Group International Inc.

Email Contact:  brobinson@renavotio.com

Telephone: +1(504) 722-7402

Skyline Corporate Communications Group, LLC

Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 10th Floor

New York, NY 10020

Office: (646) 893-5835

Email: lisa@skylineccg.com

2